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                                                                    Exhibit 10.1

                                     KEYCORP

                     SHORT TERM INCENTIVE COMPENSATION PLAN

                          (JANUARY 1, 1997 RESTATEMENT)

         KeyCorp (the "Corporation") hereby establishes this Short Term

Incentive Compensation Plan for the purpose of providing an incentive to selected key officers of the Corporation and its subsidiaries.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------
         For the purposes hereof, the following words and phrases shall have the meanings indicated:

         1.       A "Beneficiary" shall mean any person designated by a

Participant in accordance with the Plan to receive payment of all or a portion of any Incentive Compensation Award for which the Participant is eligible at the time of the Participant's death.

         2.       The "Committee" shall mean the Compensation and Organization

Committee of the Board of Directors of the Corporation or other Committee of the

Board of Directors hereafter succeeding to the responsibilities currently performed by the Compensation and Organization Committee with respect to the

Plan.
         3.       A "Deferred Compensation Account" shall mean the bookkeeping account to which any amount of an Incentive Compensation Award that has been deferred pursuant to this Plan prior to January 1, 1997 shall be credited.

         4.       An "Incentive Compensation Award" shall mean the incentive which may be paid to a Participant pursuant to the Plan for any calendar year.

         5.       "Market Point" shall mean for any Participant for any calendar year the market point (as determined under the Corporation's salary administration program) of such Participant's job grade at the end of the calendar year; provided, however, that if the Corporation changes such

Participant's job grade during any such calendar year or such

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Participant is promoted, transferred, or otherwise moves into a different job grade during such calendar year, then such Market Point shall be calculated on a pro rata basis for each of the periods in which such job grades were in effect for such Participant.

         6.       A "Participant" shall mean a senior officer of the Corporation or one of its subsidiaries who is selected by the Committee to participate in the Plan.

         7.       The "Plan" shall mean this Short Term Incentive Compensation

Plan, together with all amendments hereto.

         8.       "Plan Year" shall mean each calendar year for which the Plan remains in existence.
         9.       "Subsidiary" shall mean a corporation organized and existing under the laws of the United States or of any state or the District of Columbia of which 80 percent or more of the issued and outstanding stock is owned by the

Corporation or by a Subsidiary of the Corporation.

         10.       The "Target Incentive Compensation Pool" shall mean the

aggregate amount, as determined in accordance with Article II of the Plan, of the aggregate individual target Incentive Compensation Awards of Participants.

         11.       "Target Pool Percentage" shall mean the percentage determined pursuant to Article II, Section 2 below that will be used to establish the aggregate amount available for Incentive Compensation Awards.

                                   ARTICLE II

                          INCENTIVE COMPENSATION AWARDS
                          -----------------------------

         1. PARTICIPATION. Annually, the Committee shall select the Participants in the Plan for the Plan Year. In general, the selection will be made prior to the beginning of each Plan Year or as soon thereafter as is reasonably possible;

in addition, such selection may be made at any time during a Plan Year in the case of a newly hired employee or an employee that receives a new position. Not in limitation of the foregoing, the Committee shall have the authority to designate at the beginning of a Plan Year, or as soon thereafter as is reasonably

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possible, employees in selected job grades as Participants, including any employee that may later be hired or promoted into any such job grade during the Plan Year, without further action on behalf of the Committee. Participants shall be notified of their selection in writing. In the event that employees are determined to be Participants by job grade, the Chief Executive Officer, or his or her designee, may select additional eligible employees for Plan participation notwithstanding their job grade. Employees otherwise eligible for participation because of their job grade shall be excluded if they are participants in business unit or similar incentive compensation plans.

         2.     INCENTIVE COMPENSATION POOL. As soon as practical after the end of each Plan Year, the Committee shall determine the Target Pool Percentage (not to exceed 200%) to be applied to the Target Incentive Compensation Pool to establish the maximum aggregate amount to be distributed as Incentive

Compensation Awards. The guidelines for determining the percentage shall be determined by the Committee prior to the Plan Year or as soon thereafter as is reasonably possible.

         Such individual target incentives for persons selected to be in the

Plan are as follows:

         Incentive                Job                  Target Incentive As a
           Group                  Grades               Percent of Market Point
           -----                  ------               -----------------------
               I                     95-96                      50%
              II                     94                         45%
             III                     92-93                      40%
              IV                     90-91                      35%
               V                     89                         30%
              VI                     88                         25%
             VII                     87                         20%
            VIII                     85-86                      15%
              IX                     84 and below               10%

Target incentives for Participants who are eligible for part of the Plan Year or whose incentive group assignment changed during the Plan Year will be calculated on a pro rata basis for both the period of each incentive group assignment and the period during the Plan Year in which the Participant was an eligible employee. In the event that an individual whose job does not

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have an assigned salary grade is approved for participation in the Plan,

the Chief Executive Officer, or his or her designee, is authorized to select a target incentive percentage for such individual and base the calculation of target incentive and other calculations under this Plan on such individual's base salary.

         3. INCENTIVE COMPENSATION AWARDS. The Committee will determine the amount of the Incentive Compensation Award for each Participant. No Incentive

Compensation Award may exceed the Participant's target incentive for the Plan

Year multiplied by the greater of (a) two hundred percent (200%) or (b) one hundred fifty percent (150%) of the Target Pool Percentage. The Committee may

determine that a Participant shall receive no Incentive Compensation Award for the Plan Year. Ordinarily, Incentive Compensation Awards shall be made only to

Participants who are actively employed at the end of the Plan Year; however,

Participants who retire or become disabled during a Plan Year, or the

Beneficiary(s) or estate of a Participant whose death occurs during a plan year shall be entitled to, on a pro rata basis (for the period of time the

Participant was in the Plan for the Plan Year) the lesser of (i) the

Participant's target incentive or (ii) the Participant's target incentive times the Target Pool Percentage if the Committee determines a Target Pool Percentage of less than 100%.

         4.   PAYMENT OF INCENTIVE COMPENSATION AWARD. Incentive Compensation

Awards shall be paid on or prior to March 15 of the year following the Plan

Year. Notwithstanding any other provision of the Plan, the Committee, in its sole discretion, shall have the authority to authorize payment of all or a portion of all Incentive Compensation Awards prior to the end of the Plan Year,

and if a portion, the Corporation shall pay the remaining portion of the Award on or prior to March 15 of the year following the Plan Year.

         All Deferred Compensation Accounts for Incentive Compensation Awards

deferred prior to January 1, 1997 shall be transferred for record keeping purposes to the KeyCorp Deferred Compensation Plan on January 1, 1997 and shall be maintained in accordance with the provisions of such Deferred Compensation

Plan.

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         Notwithstanding any other provision of the Plan, the Committee, in its sole discretion, shall have the authority to require deferral of payment of all or a portion of all Incentive Compensation Awards due to any Plan Participant if

the Committee determines that, based on the Corporation's estimated financial results, the Corporation would be denied a deduction for federal income tax purposes for such Award or the portion thereof by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, if the Award or the portion thereof were not so deferred. Such deferred Incentive Compensation Awards, or the portion thereof, shall be deferred in accordance with the provisions of the KeyCorp Deferred Compensation

Plan.

         It is the intention of the Corporation and the Participants that the

Plan be unfunded for tax purposes and for the purposes of Title I of the

Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE III

                                 ADMINISTRATION
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         The Corporation shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Committee shall have all such powers as may be necessary to carry out its duties under the Plan,

including the power to determine all questions pertaining to claims for benefits and procedures for claim review, and the power to resolve all other questions arising under the Plan, including any questions of construction. The Corporation and the Committee may take such further action as the Corporation and the

Committee shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Corporation and the Committee hereunder shall be final and binding upon all interested parties. In accordance with the provisions of Section 503 of the Employee Retirement Income Security Act of

1974, as amended, the Committee shall provide a procedure for handling claims of

Participants or their Beneficiaries under this Plan. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall

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provide adequate written notice within a reasonable period of time with respect to the denial of any such claims as well as a reasonable opportunity for a full and fair review by the Committee of any such denial. Notwithstanding anything to the contrary contained herein, the Corporation shall be the

"administrator" for the purpose of the Employee Retirement Income Security Act of 1974, as amended. Any action authorized under the Plan to be done by the

Committee may be done by the Board of Directors or any other Board committee authorized by the Board of Directors.

                                   ARTICLE IV

                            AMENDMENT AND TERMINATION
                            -------------------------

         The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or a duly authorized committee thereof.
                                    ARTICLE V

                                 MISCELLANEOUS
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         1.    NOT AN EMPLOYMENT AGREEMENT. Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the

Corporation or a Subsidiary to continue such person's employment with the

Corporation or Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

         2.    CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Corporation or any Subsidiary, their officers,

employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

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         3.    ABSENCE OF LIABILITY.  No member of the Board of Directors of the

Corporation or a Subsidiary or any officer or employee of the Corporation or a Subsidiary shall be liable for any act or action hereunder, whether of commission or omission.

         4.    SEVERABILITY.  The invalidity or unenforceability of any

particular provisions of the Plan shall not affect any other provision hereof,

and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         5.    GOVERNING LAW.  The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.


                      KEYCORP

                      By: ________________________________
                           Roger Noall, Senior Executive Vice President
                               and Chief Administrative Officer